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                                    BROUSE &
                                    MCDOWELL
                              ----------------------
                        A LEGAL PROFESSIONAL ASSOCIATION
    500 First National Tower   Akron, Ohio 44308-1471   Akron: 216/535-5711
               Cleveland: 216/659-4620   Fax: 216/253-8601/8602


                                                                       EXHIBIT 5

                               September 29, 1995

FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, Ohio 44308

Gentlemen:


    Reference is made to your Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Commission") with respect to the FirstMerit Corporation and Subsidiaries Employees' Salary Savings Retirement Plan (the "Plan") the participation interests and the 400,000 shares of FirstMerit Corporation's (the "Company") common stock, no par value per share ("Shares") to be offered pursuant to the Registration Statement and terms and conditions of the Plan. We have acted as legal counsel for you in connection with such Registration Statement and we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that:

         1. The Company is a duly organized and existing corporation in good standing under the laws of the State of Ohio.

         2. The Shares that may be issued or transferred and sold pursuant to the Registration Statement are duly authorized, and will be, when issued or transferred and sold in accordance with the Registration Statement, the prospectus and the Plan, validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Company to effect the registration of the participation interests and the Shares.


                               Very truly yours,

                               BROUSE & McDOWELL

                               /s/ Brouse & McDowell




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